UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 18, 2013

ATHERSYS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33876	20-4864095
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3201 Carnegie Avenue, Cleveland, Ohio		44115-2634
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (216) 431-9900

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below)::

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

As previously disclosed in its Form 8-K filed on June 20, 2013, Athersys, Inc. (the “Company” or “we”), in connection with the termination of certain incentive agreements, established in 2005, granted restricted stock units (“RSUs”) to each of its named executive officers. The RSUs vest ratably and quarterly over a three-year term, beginning June 18, 2013.

On September 18, 2013, an aggregate total of 225,002 shares vested for the named executive officers. In order to satisfy the minimum tax withholding requirements incurred and payable at the time of this vesting event, the Company withheld 75,850 shares from the named executive officers, which are reported as a disposition of shares related to the vesting of these awards. As the minimum tax withholding amounts do not fully satisfy the tax liabilities incurred as a result of the awards, some or all of the recipients may periodically sell some of their shares, either as part of a 10b5-1 plan or other permitted dispositions, to fund tax withholding obligations and for other tax and financial planning purposes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATHERSYS, INC.

By:	/s/ Laura K. Campbell
Name: Laura K. Campbell
Title: Vice President of Finance

Date: September 20, 2013